Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
H.B. Fuller Company 401(k) & Retirement Plan:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151841) of the H.B. Fuller Company of our report dated June 13, 2016, which appears in this Annual Report on Form 11-K of the H.B. Fuller Company 401(k) & Retirement Plan for the year ended December 31, 2015.

By: /s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
June 13, 2016